FIRST AMENDMENT TO AMENDED AND
                         RESTATED LETTER LOAN AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED LETTER LOAN AGREEMENT ("AMENDMENT") is made and entered into effective the 31st day of January, 1998, by and between DSI TOYS, INC., a Texas corporation (herein called "BORROWER"), BANK ONE, TEXAS, N.A., with offices in Houston, Texas (herein called "LENDER").

                                    RECITALS:

        WHEREAS, Borrower and Lender entered into an Amended and Restated Letter Loan Agreement dated October 22, 1997 (the "LOAN AGREEMENT"; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

        WHEREAS, Borrower and Lender desire to amend certain terms and provisions of the Loan Agreement, which include (i) modifying the maturity date of the revolving line of credit, (ii) modifying the existing financial covenants, and (iii) amending certain other terms and provisions of the Loan Agreement.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby agree to amend the Loan Agreement as hereinafter set forth.

        1. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

               (a) Section 1(a), LOAN AND LETTERS OF CREDIT, is hereby amended by deleting the reference to the Maturity Date of "OCTOBER 22, 2000" and substituting "MARCH 31, 1999" therefor.

               (b) Section 5(a), AFFIRMATIVE COVENANTS, is hereby amended to reflect monthly financial reporting rather than quarterly; to-wit
        Section 5(a) is amended by deleting the reference to "WITHIN FORTY-FIVE
        (45) DAYS AFTER THE END OF EACH FISCAL QUARTER," and substituting "WITHIN THIRTY (30) DAYS AFTER THE END OF EACH MONTH," therefor; and FURTHER deleting any reference to financial reporting from "QUARTER REPORTING" to "MONTHLY REPORTING" therefor.

               (c) Section 5(c), AFFIRMATIVE COVENANTS, is hereby amended by adding the following:

                      "; AND (III) MONTHLY INVENTORY AND ACCOUNTS RECEIVABLE
               FIELD EXAMINATION AUDITS, BEGINNING IN MARCH 1998, TO BE PERFORMED BY AN INDEPENDENT THIRD PARTY ACCEPTABLE TO LENDER, AT BORROWER'S SOLE COST AND EXPENSE, AND TO CONTINUE THEREAFTER THROUGH MATURITY OF THE LOAN."
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               (d) Section 5 of the Loan Agreement is amended by adding the following subsection (o) thereto:

                      "(O) BORROWER SHALL TIMELY MAKE THE PAYMENTS TO
               ADVERTISERS, AS SET FORTH IN THE SCHEDULE BELOW (WITHOUT PREPAYMENT):

                        03/98..............        $525,586.20
                        04/98..............        $200,000.00
                        05/98..............        $200,000.00
                        06/98..............        $800,000.00
                        07/98..............        $800,000.00
                        08/98..............        $800,000.00
                        09/98..............        $900,000.00
                        10/98..............        $911,808.70

               IF BORROWER CANNOT ADHERE TO ITS PAYMENT OBLIGATIONS RELATING TO THE ADVERTISING SCHEDULE, IT AGREES THAT IT WILL PROMPTLY NOTIFY LENDER OF THE SAME."

               (e) Section 6(a), NEGATIVE COVENANTS, is hereby amended to require a minimum Tangible Net Worth equal to the following amounts for the following dates:

               End of 03/98 ...............          $   2,200,000.00
               End of 04/98 ...............          $   1,900,000.00
               End of 05/98 ...............          $   1,550,000.00
               End of 06/98 ...............          $   1,800,000.00
               End of 07/98 ...............          $   2,500,000.00
               End of 08/98 ...............          $   3,000,000.00
               End of 09/98 ...............          $   3,800,000.00
               End of 10/98 ...............          $   4,800,000.00
               End of 11/98 ...............          $   5,100,000.00
               End of 12/98 ...............          $   4,700,000.00
               End of 01/99 through
                   Maturity Date ..........          $   4,100,000.00

               (f) Section 6(b), NEGATIVE COVENANTS, is hereby amended as follows:

                      "(B) PERMIT ITS EBITDA (CALCULATED CUMULATIVELY COMMENCING
               FEBRUARY 1, 1998) TO BE LESS THAN THE FOLLOWING AMOUNTS BY THE FOLLOWING DATES:

            End of 03/98 .................            $  (1,500,000.00)
            End of 04/98 .................            $  (1,900,000.00)
            End of 05/98 .................            $  (2,300,000.00)
            End of 06/98 .................            $  (1,800,000.00)
            End of 07/98 .................            $    (500,000.00)
            End of 08/98 .................            $     750,000.00
            End of 09/98 .................            $   2,300,000.00
            End of 10/98 .................            $   3,800,000.00
            End of 11/98 .................            $   4,300,000.00
            End of 12/98 .................            $   3,800,000.00
            End of 01/99 through
                Maturity Date ............            $   3,100,000.00

               (g) Section 6(c) is hereby deleted in its entirety.

               (h) The "BORROWING BASE" definition on Schedule A is hereby amended by deleting the reference to "ONE HUNDRED PERCENT (100%) OF DOMESTIC ELIGIBLE INVENTORY" and substituting therefor "NINETY PERCENT (90%) OF DOMESTIC ELIGIBLE INVENTORY".

        2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrower, and Section 1 hereof shall become effective when, and only when, Lender shall have additionally received all of the following:

               (a) A fully executed $10,000,000.00 Modification Revolving Promissory Note;

               (b) A $25,000.00 loan commitment fee;

               (c) Certificate of the Boards of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, and the matters contemplated hereby; and

               (d) Any and all other documentation as Lender may reasonably require.

        3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants as follows:

               (a) That there will be no material adverse changes from and between the Borrower's internally prepared January 31, 1998 financial statements and the annual audited consolidated financial statements which are being prepared by an independent certified public accountant(s) to be dated at the close of the fiscal year, January 31, 1998. Further, Borrower represents and warrants to Lender that the audited consolidated financial statements will be delivered to Lender by no later than May 31, 1998, and shall include, a profit and loss statement, balance sheet, cash flow statement, and any other matters as Lender may reasonably request.

               (b) That Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrower's Articles of Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

               (c) That the representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment.

               (d) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

        4. REFERENCE TO AND EFFECT ON THE SECURITY INSTRUMENTS.

               (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Security Instruments (hereinafter defined) to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

               (b) Except as specifically amended above, the Loan Agreement and all other instruments securing or guaranteeing Borrower's obligations to Lender (the "SECURITY INSTRUMENTS") shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower under the Loan Agreement, as amended hereby, and under the other Security Instruments.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Security Instruments, nor constitute a waiver of any provision of any of the Security Instruments.

        5.     COVENANT DEVIATION AND WAIVER.

               (a) As of January 31, 1998, Borrower failed to maintain compliance with certain financial covenant requirements set forth in the Letter Loan Agreement. Borrower has requested, and Lender has approved, a deviation from such compliance with respect to such time period. It is understood and agreed that Lender's consent to such deviations shall not act as a waiver of any covenants, restrictions, rights or remedies with respect to the Loan Agreement, but that such deviations shall apply only to the specific matters and instances set forth hereinabove.

               (b) As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce Lender to enter into this Amendment, Borrower warrants and represents to Lender that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lender or any defense to (i) the payment of any obligations and indebtedness under the Notes and/or the Security Instruments, or (ii) the performance of any of their obligations with respect to the Notes and/or the Security Instruments, and in the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably waives any and all claims and causes of action against Lender and any defenses to their payment and performance obligations in respect to the Notes and the Security Instruments.

        6. COSTS AND EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

        7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

        8. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

        9. FINAL AGREEMENT. THIS WRITTEN FIRST AMENDMENT TO AMENDED AND RESTATED LETTER LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

                                    BORROWER:

                                    DSI TOYS, INC.

                                    By: /s/ M. D. DAVIS
                                    Name:   M. D. Davis
                                    Title:  Chief Executive Officer

                                    LENDER:

                                    BANK ONE, TEXAS, N.A.

                                    By: /s/ JOHN E. ELAM
                                    Name:   John E. Elam, Jr.
                                    Title:  Vice President